Exhibit 10.72

AMENDED AND RESTATED

SUBORDINATION AGREEMENT

This AMENDED AND RESTATED SUBORDINATION AGREEMENT (hereinafter "Agreement") is entered into and is effective this 1st day of November 2011 by and between BlueCrest Venture Finance Master Fund Limited, a Cayman Islands limited company, PO Box 309, Ugland House, South Church Street, George Town, Cayman Islands (“BlueCrest”), and Greystone Capital Partners (“Lender”).

RECITALS

A.  Lender is providing an unsecured term loan in the amount of approximately $139,728.82 (the “Term Loan”) to Bioheart Inc. ("Debtor").

B.  BlueCrest has provided credit facilities or arrangements to Debtor, including, without limitation, those facilities provided under that certain Amended and Restated Loan and Security Agreement, dated as October 25, 2010  (as amended from time to time, the “Loan Agreement”) between BCF and Debtor (collectively, “BlueCrest Senior Debt”), and in connection therewith has obtained a first position security interest in certain tangible and intangible assets of the Debtor and all cash and non-cash proceeds and products thereof which are described on the attached Schedule A ("BlueCrest Collateral").  (Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.)

C.  Lender and BlueCrest agree that Lender will subordinate its right to repayment of the indebtedness and other obligations of Debtor to Lender under the Term Loan (“Subordinated Debt”) to the payment rights and further that Lender and BlueCrest may extend or may continue to extend financing to Debtor in reliance on the priority of such payment rights and security interests as set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1.

Consent; Disclaimer of Interest; Subordination by Lender.

(a)

BlueCrest consents to the Term Loan and the issuance by the Debtor of the note constituting the Subordinated Debt, each on the terms and conditions approved by BlueCrest in its sole discretion.

(b)

Lender hereby disclaims any security interest, lien or claim which they may now or hereafter have in the collateral of Debtor, including, without limitation, the BlueCrest Collateral.

(c)

Except as set forth in Section 1(d) below, Lender hereby subordinates payment by Debtor of the Subordinated Debt to the payment to BlueCrest, in full in cash, of all BlueCrest Senior Debt. Lender agrees not to ask for, demand, take or receive payment in respect of all or any part of the Subordinated Debt, including any interest payable thereon or in respect thereof, or take any enforcement action in respect thereof, unless and until all of the BlueCrest Senior Debt has been paid in full in cash and all obligations of BlueCrest to extend credit to Debtor have been irrevocably terminated.

(d)

The parties hereby acknowledge and agree that, notwithstanding Section 1(c) above, Lender may accept from Debtor payments of principal and/or interest in respect of all or any portion of the Subordinated Debt provided that such payments are made solely in shares of Debtor’s common stock and/or any other equity securities of Debtor which are exercisable for or convertible into shares of Debtor’s common stock.  Further, nothing herein shall preclude the conversion of the Term Loan into common stock and/or other equity securities of the Debtor pursuant to the terms and conditions of the Term Loan notes.

(e)

Lender represents and warrants that set forth on Schedule B attached hereto is its complete legal name and address, and the outstanding principal amount of Subordinated Debt owing by Debtor to Lender as of the date hereof and that, except for this Agreement, Lender has not executed any intercreditor agreements or subordination agreements with respect to the Subordinated Debt or the Debtor.  Lender agrees that upon any distribution of the assets or readjustment of the indebtedness of Debtor by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other similar action or proceeding (individually and collectively, a “Proceeding”), BlueCrest shall be entitled to receive payment in full in cash of all of the BlueCrest Senior Debt prior to the payment of all or any part of the Subordinated Debt.

(f)

All terms used and not otherwise defined herein which are defined in Article 9 of the Illinois Uniform Commercial Code shall have the meanings assigned to them in Article 9 of the Illinois Uniform Commercial Code as in effect on the date of this Agreement.

2.

Extent of Subordination, The subordinations and priorities specified herein are applicable irrespective of the time, manner or order of attachment or perfection of any security interests, liens or claims, or the time or order of filing of any financing statements, or the giving or failure to give notice of the acquisition or expected acquisition of any purchase money security interests or other security interests; provided, however, if, for any reason, a security interest, lien or claim of a party to which a security interest, lien or claim of the other party is hereby subordinated is not perfected or is avoidable, then the subordination of such security interest, lien or claim of such other party shall not be effective as to the particular collateral which is the subject of the unperfected or avoidable security interest, lien or claim.

3.

Continuing Agreement. This Agreement shall constitute a continuing agreement of subordination.  Subject to Section 6(b), the subordinations and priorities specified herein shall remain in full force and effect until all BlueCrest Senior Debt is paid in full and all contractual commitments by BlueCrest to extend credit to Debtor have terminated.  Notwithstanding the foregoing, nothing herein shall preclude any party, without notice to the other parties, from lending money, extending credit or providing other financial services to or on behalf of Debtor; provided that any such loans, extensions of credit or other financial services by Lender shall be subordinated to the rights of BlueCrest as provided herein. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall not be amended except with the written consent of both Lender and BlueCrest.

4.

Payments Held in Trust.  In the event that Lender receives any payment of any Subordinated Debt which at the time paid or received is in violation of or is prohibited under this Agreement, Lender shall:  (a) not credit such payments against the Subordinated Debt, (b) promptly notify BlueCrest in writing thereof, and (c) receive the same in trust for BlueCrest and promptly pay and deliver the same to BlueCrest in precisely the form received, except for any requisite endorsement or assignment, which Lender will make and hereby authorizes BlueCrest or any of its officers or authorized employees to make in the event that Lender does not make the same; provided, however, that BlueCrest consents to the payment by the Debtor of fees and expenses to Lender and its counsel in conjunction with the Term Loan, not to exceed $10,000 in the aggregate.  BlueCrest will apply any such moneys so received by it to the BlueCrest Senior Debt and will hold any property other than money so received by it as Collateral therefor.

5.

Waivers.  No delay on the part of Lender or BlueCrest in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof, and no purported waiver of any default, breach or violation of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent or other default, breach or violation. The rights or remedies herein expressly specified are cumulative and not exclusive of any other rights or remedies which the parties would otherwise have.  Lender agrees that BlueCrest may at any time, and from time to time (a) extend the time of payment of or renew the BlueCrest Senior Debt, (b) receive and hold security for the payment of the BlueCrest Senior Debt and enforce, waive, release, fail to perfect, sell or otherwise dispose of any such security, or (c) make any agreement with Debtor or with any other party or person liable on the BlueCrest Senior Debt, for the extension, renewal, payment, compromise, discharge or release thereof (in whole or in part), or for any modification of the terms thereof or of any agreement between BlueCrest and Debtor or any such other party or person, without in any way impairing or affecting this Agreement.

6.

Termination; Reinstatement.

(a)

This Agreement may be terminated upon at least thirty (30) days prior written notice by one party to the other. Notwithstanding the foregoing, no termination pursuant to Section 6(a) shall impair the rights or priorities created or acquired hereunder by either of the parties prior to the effective date of the termination. The notice of termination and other notices given in connection with this Agreement shall be deemed to have been given when received if personally delivered or sent by overnight courier or five (5) business days after deposit in the United States mail, postage prepaid, addressed to each of Lender and to BlueCrest, with a copy to Debtor, at their respective offices set forth above, or to such other address designated by such party by notice to the other.

(b)

If BlueCrest is required in any Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of Debtor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the BlueCrest Senior Debt shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and repayment in full of the BlueCrest Senior Debt shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

(c)

If Lender is required in any Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of Debtor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any Recovery, whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Subordinated Debt shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and repayment in full of the Lender Subordinated Debt shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

7.

Independent Investigation.  Neither BlueCrest nor Lender shall be responsible to the other for Debtor's solvency or condition (financial or otherwise), statements, representations or warranties (whether oral or written), the validity, sufficiency or enforceability of the documents executed by Debtor or the validity, sufficiency, enforceability or priority of any security interests granted by Debtor in connection therewith. Lender and BlueCrest have entered into their respective financing arrangements with Debtor based on their own investigation, and neither has made any representation or warranty to the other with respect to the matters described in this paragraph, nor relied upon any such representation or warranty by the other.

8.

Successors and Assigns: Assignment. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. References herein to each party shall be deemed to refer to such party and its successors and assigns. No other person shall have or obtain any right, benefit, priority or interest under this Agreement. Any assignment by either party of any security interest, lien or claim in any of the BlueCrest Collateral or any financing statement covering the same shall be subject to this Agreement.

9.

Attorneys' Fees and Costs.  In the event of any dispute between the parties arising in relation to this Agreement, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and costs, in addition to all other sums to which it may be entitled.

10.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois (without giving effect to its laws of conflicts) and to the extent applicable, federal law.

11.

CONSENT TO JURISDICTION. LENDER AND BLUECREST EACH IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS.  LENDER AND BLUECREST EACH HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS UPON IT, AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO LENDER OR BLUECREST, RESPECTIVELY, AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

12.

WAIVER OF JURY TRIAL.  BLUECREST AND LENDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE

DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  BLUECREST AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

13.

Construction.  This Agreement shall not be construed more strictly against either party by virtue of the preparation of this Agreement.  This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute one and the same Agreement.  This Agreement may be executed by fax or email.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto.

BlueCrest:

BlueCrest Venture Finance Master Fund Limited

acting by its duly appointed agent, BlueCrest Capital Management Guernsey LP (acting through its Geneva branch) acting by its general partner, BlueCrest Capital Management Guernsey Limited

By: /s/Jeremy Sambrook

Name: Jeremy Sambrook

Title: Director

PO Box 309, Ugland House

South Church Street

George Town, Cayman Islands

Attn:  General Counsel

With a copy:

c/o 225 West Washington Street, Suite 200

Chicago, IL   60606

Attn:  Mark King

Date: November  1, 2011

Lender:

Greystone Capital Partners

By: /s/Bryan Collins

Name: Bryan Collins

Title: President

Address:

Greystone Capital Partners P.O. Box 273140
Boca Raton, FL 33427-6158

Date: November 1, 2011

[Signature page to Subordination Agreement]

JOINDER

The undersigned acknowledge the foregoing terms and conditions set forth in this Agreement and consent to the terms hereof.

Debtor:

Bioheart, Inc.

By: _/s/ Mike Tomas___________________

Name: Mike Tomas

Title: Chief Executive Officer

Date: November 1, 2011

SCHEDULE A

BLUECREST COLLATERAL

(i)

All Receivables;

(ii)

All Equipment;

(iii)

All Fixtures;

(iv)

All General Intangibles;

(v)

All Intellectual Property;

(vi)

All Inventory;

(vii)

All Investment Property;

(viii)

All Deposit Accounts and Securities Accounts (other than the Aggregation Account and the Payroll Account);

(ix)

All Cash;

(x)

All Documents;

(xi)

All other Goods and tangible and intangible personal property of Borrower, whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and

(xii)

to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located and all products and proceeds of the foregoing including without limitation proceeds of insurance policies insuring the foregoing and all books and records with respect thereto;

(all of the foregoing personal property is hereinafter sometimes individually and sometimes collectively referred to as “BlueCrest Collateral”). The foregoing BlueCrest Collateral relates solely to the assets of the Debtor.

SCHEDULE B

SCHEDULE OF LENDERS

Name/Address

Principal Amount of Notes Held

Greystone Capital Partners P.O. Box 273140	$139,728.82
Boca Raton, FL 33427-6158